Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of March 4, 2024 (the “Closing Date”), between flyExclusive, Inc., a Delaware corporation (the “Company”), and EnTrust Emerald (Cayman) LP, a Cayman Islands limited partnership (including its successors and assigns, the “Purchaser”).
WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the aggregate number of shares of Preferred Stock (as defined below) and the Warrants (as defined below), in each case, as set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:
Article I
DEFINITIONS
1.1Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:
“Action” means any action, suit, inquiry, notice of violation, arbitration, complaint, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.
“Adverse Disclosure” means any public disclosure of material non-public information, which information the Company has a bona fide business purpose (including confidentiality obligations) for not making such information public, and which disclosure, in the good faith determination of the Board of Directors, after consultation with Company Counsel, (a) would be required to be made in any registration statement or prospectus in order for it to comply with applicable disclosure requirements, and (b) would not be required to be made at such time if the registration statement were not being filed or already effective.
“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning ascribed to such term in the preamble.
“Anti-Corruption Laws” means all Laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Board of Directors” means the board of directors of the Company.
“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York, Charlotte, North Carolina and London, England are authorized or required by Law to close.
“Bylaws” means the Company’s Bylaws as amended and restated and as in effect on the Closing Date.
“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.
“Certificate of Incorporation” means the Company’s second amended and restated certificate of incorporation, as amended and restated and as in effect on the Closing Date.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
“Closing Date” has the meaning ascribed to such term in the preamble.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Company” has the meaning ascribed to such term in the preamble.
“Company Counsel” means Wyrick Robbins Yates & Ponton LLP, with offices located at 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607.
“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable inquiry, of the executive officers of the Company.
“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated federal income Tax Returns and any similar group under foreign, state or local Law.
“Depository” has the meaning ascribed to such term in Section 4.5(c).
“Environmental Laws” has the meaning ascribed to such term in Section 3.1(l).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30)-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Company or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any ERISA Affiliate of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Form S-1 Shelf” has the meaning ascribed to such term in Section 4.6(a).
“Form S-3 Shelf” has the meaning ascribed to such term in Section 4.6(a).
“GAAP” has the meaning ascribed to such term in Section 3.1(f).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) or any arbitrator or arbitral body (public or private).
“Intellectual Property Rights” has the meaning ascribed to such term in Section 3.1(k).
“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Material Adverse Effect” means (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
“Material Agreement” shall have the meaning assigned to such term in the Senior Secured Note as in effect on the Initial Issue Date. For the avoidance of doubt, each of the Transaction Documents is a Material Agreement.
“Money Laundering Laws” has the meaning ascribed to such term in Section 3.1(ee).
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate had an obligation to contribute over the five (5) years prior to the date hereof.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Preferred Stock” means the shares of the Company’s Series A Non-Convertible Redeemable Preferred Stock, par value $0.0001, issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the NYSE American.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.
“Purchaser” has the meaning ascribed to such term in the preamble.
“Purchaser Party” has the meaning ascribed to such term in Section 4.4.
“Registration Statement” or “Registration Statements” means the registration statement(s) meeting the requirements set forth in Section 4.6 and covering the resale of the Warrant Shares by the Purchaser as provided for herein.
“Required Board Approvals” has the meaning ascribed to such term in Section 2.2(a)(v).
“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants ignoring any exercise limits set forth therein.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.1(f).
“Securities” means the Preferred Stock, the Warrants and the Warrant Shares.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Senior Secured Note” means that certain Senior Secured Note, dated as of January 26, 2024, by and among FlyExclusive Jet Share, LLC, a North Carolina limited liability company, as borrower, the Company and LGM Enterprises, LLC, a North Carolina limited liability company, as guarantors, ETG FE LLC, a Delaware limited liability company, as the initial noteholder, the other noteholders from time to time party thereto, Kroll Agency Services Limited, as administrative agent and Kroll Trustee Services Limited, as collateral agent, as amended, restated, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time.
“Shelf” has the meaning ascribed to such term in Section 4.6.
“Standard Settlement Period” has the meaning ascribed to such term in Section 4.1(c).
“Stockholder Claimant” has the meaning ascribed to such term in Section 4.4.
“Subscription Amount” means $25,000,000 less the Upfront Fee.
“Subsequent Shelf Registration Statement” has the meaning ascribed to such term in Section 4.6(d).
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, unlimited liability company or other entity of which that Person owns, directly or indirectly, outstanding Equity Interests having more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of that corporation, partnership, limited liability company, or other entity.
“Tax” or “Taxes” means (a) any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, Capital Stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a Consolidated Group for any period; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of Law or any express or implied obligation to indemnify any other Person.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.
“Trading Day” means a day on which the Principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrant, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of One State Street, 30th Floor, New York, NY 10004, and any successor transfer agent of the Company.
“Upfront Fee” means $750,000.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.
“Warrantholder” means each Person in whose name any Warrant is registered.
“Warrants” means the warrants to purchase shares of Common Stock in the form of Exhibit B attached hereto.
Article II
PURCHASE AND SALE
1.1Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, in exchange for the Subscription Amount, 25,000 shares of Preferred Stock and Warrants. Upon satisfaction of the covenants set forth in Section 2.2, the Closing shall occur remotely by mutual exchange of signature pages by electronic means. The Preferred Stock and the Warrants will be issued in a private placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof.
1.2Deliveries.
(a)At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)this Agreement duly executed by the Company;
(ii)a copy of a certificate issued by the Company (or an executed letter from the Company to the Transfer Agent instructing the Transfer Agent to credit the shares of Preferred Stock to an electronic account as of the Closing Date) evidencing the shares of Preferred Stock purchased pursuant hereto, registered in the name of the Purchaser (or its nominee in accordance with the Purchaser’s delivery instructions), and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;
(iii)a Warrant registered in the name of the Purchaser (or its nominee in accordance with the Purchaser’s delivery instructions) to purchase up to the number of Warrant Shares specified in the Warrant, subject to adjustment as set forth therein and evidenced in the form of one or more certificates, substantially in the form of Exhibit B;
(iv)the Company’s wire instructions;
(v)a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser, (A) certifying resolutions duly adopted by the Board of Directors (and any approval by the Audit Committee of the Company or other body of independent directors necessary or advisable) approving the transactions contemplated hereby and the other Transaction Documents and performance by the Company of its obligations hereunder and thereunder (collectively, the “Transactions”) and the Transaction Documents, and taking such other action as is required to duly authorize the Transactions and the Transaction Documents, the filing of the Certificate of Designation, and the issuance of the Preferred Stock, the Warrants and the Warrant Shares (collectively, the “Required Board Approvals”); (B) certifying the Certificate of Incorporation and Bylaws and (C) certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company;
(vi)a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five (5) Business Days of the Closing Date; and
(vii)an opinion of counsel substantively in the form attached hereto as Exhibit C, executed by Company Counsel as of the Closing Date and addressed to the Purchaser.
(b)At the Closing, the Purchaser shall deliver or cause to be delivered to the Company, the following:
(i)this Agreement duly executed by the Purchaser;

(ii)the Subscription Amount by wire transfer in immediately available funds to the account specified by the Company;
(iii)an Internal Revenue Service Form W-8, duly and validly executed by the Purchaser (or its nominee in accordance with the Purchaser’s delivery instructions); and
(iv)a certificate evidencing the good standing of the Purchaser under the Laws of the Cayman Islands issued by the Registrar of Partnerships in the Cayman Islands, as of a date within five (5) Business Days of the Closing Date.
Article III
REPRESENTATIONS AND WARRANTIES
1.1Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the Closing Date (except for the representations that speaks of a specific date, which shall be made as of such date):
(a)Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent that such concept applies) under the Laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. Except where such violation would not be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries (a) is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, (b) is in compliance with all applicable Laws, writs, injunctions and orders and (c) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted.
(b)Authorization; Enforcement, Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Securities pursuant to this Agreement, have been duly authorized by the Required Board Approvals and no further consent or authorization is required by the Company, the Board of Directors or its stockholders, (iii) this Agreement and each of the other Transaction Documents has been duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution and delivery on behalf of the Company shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (A) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable Law.
(c)Capitalization. As of the Closing Date, the authorized Capital Stock of the Company is set forth in the Company’s most recent SEC Report. The Company’s disclosure of its issued and outstanding Capital Stock in its most recent SEC Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and are non-assessable. None of the issued and outstanding shares of the Company were issued in violation of any preemptive rights. As of the Closing Date, and except as disclosed in the SEC Reports or as provided in any of the Transaction Documents: (i) no shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Capital Stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the

Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Certificate of Incorporation and the Bylaws, and summaries of the terms of all securities convertible into or exercisable for Common Stock which are not otherwise disclosed in the SEC Reports, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that are not otherwise filed with the SEC Reports.
(d)Issuance, Sale and Delivery of the Preferred Stock and Warrant Shares. The Preferred Stock is duly authorized and, when issued, delivered and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind. Except as disclosed in the SEC Reports and for the rights described in the Transaction Documents, no stockholder of the Company has any right to require the Company to register the sale of any Capital Stock owned by such stockholder under the Registration Statement. The Warrant Shares will be duly and validly authorized and reserved for issuance and, upon exercise of the Warrant in accordance with its terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, encumbrances and rights of refusal of any kind, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities Laws. Assuming the accuracy of the representations and warranties of the Purchaser in Section 3.2 hereof, the Warrant Shares will be issued in compliance with all applicable federal and state securities Laws.
(e)No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument that is material to the Company and its Subsidiaries, taken as a whole, and to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any Law (including federal and state securities Laws and the rules and regulations of the Principal Trading Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (ii) and (iii), which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities Laws and the rules and regulations of the Principal Trading Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.
(f)SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the Closing Date (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Reports have been prepared in accordance with the requirements of Regulation S-X under the Securities Act and United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(g)Absence of Certain Changes. Since the date of the last audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries.
(h)Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, or investigation before or by any court, public board, government agency, regulatory (or self-regulatory) organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company, the Preferred Stock, the Warrants, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(i)Acknowledgment Regarding Purchaser’s Status. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Preferred Stock and Warrants. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.
(j)No Aggregated Offering. Neither the Company, nor, to the Company’s Knowledge, any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any security or solicited offers to buy any security, under circumstances that would (i) adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Preferred Stock, the Warrants or the Warrant Shares under the Securities Act or (ii) cause this offering of the Preferred Stock, Warrants and Warrant Shares to be aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Trading Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Preferred Stock and Warrants hereunder does not contravene the rules and regulations of the Principal Trading Market. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2, the offer and sale of the Preferred Stock and Warrants to the Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act.
(k)Intellectual Property Rights. The Company and its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary for the conduct of the Company’s business as now conducted, except where the failure to own or possess such rights would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
(l)Environmental Laws. The Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(m)Title. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any property held under lease by the Company and its Subsidiaries which is material to the business of the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries.

(n)Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged and in same or similar locations.
(o)Tax Status.
(i)The Company and each of its Subsidiaries have filed all federal, state, local and foreign Tax Returns required to be filed through the Closing Date or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all Taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested by appropriate Proceedings in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no Tax deficiency or assessment that has been determined adversely to the Company or any of its Subsidiaries which, individually or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any Tax deficiency or assessment which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.
(ii)The Company is not (nor has ever been) (a) a “United States real property holding corporation” within the meaning of Code Section 897(c) or (b) a “qualified investment entity” within the meaning of Code Section 860(b).
(p)Transactions With Affiliates. Except as set forth in the SEC Reports, none of the officers or directors of the Company, the Company’s stockholders, or any immediate family member of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act.
(q)Application of Takeover Protections. The Company and the Board of Directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination (as defined in the DGCL), poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the Laws of the state of its incorporation, which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Preferred Stock and Warrants and the Purchaser’s ownership of the Preferred Stock and Warrants.
(r)Foreign Corrupt Practices; Anti-Bribery. Neither the Company, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law, (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or Anti-Corruption Laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(s)DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.
(t)Sarbanes-Oxley. Except as disclosed in the SEC Reports, the Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the Closing Date.
(u)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(v)Investment Company. Neither the Company nor any Subsidiary is, and, following the consummation of the transaction contemplated by this Agreement, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
(w)Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve months preceding the Closing Date, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. Except as disclosed in the SEC Reports, the Company is in compliance with all such listing and maintenance requirements.
(x)Accountants. The Company’s accountants are set forth in the SEC Reports and, to the Company’s Knowledge, such accountants are an independent registered public accounting firm as required by the Securities Act.
(y)No Market Manipulation. The Company has not, and to the Company’s Knowledge, no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Preferred Stock, Warrants or the Warrant Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Preferred Stock or Warrants, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in violation of Regulation M promulgated under the Exchange Act.
(z)Shell Company Status. The Company is not currently an issuer identified in Rule 144(i)(1) under the Securities Act.
(aa)No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Preferred Stock or Warrants.
(ab)Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Preferred Stock and Warrants by the Company to the Purchaser as contemplated hereby.
(ac)Accounting Controls and Disclosure Controls and Procedures. Except as disclosed in the SEC Reports, the Company and each of its Subsidiaries taken as a whole maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, except as disclosed in the SEC Reports, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(ad)Registration Rights. Other than as disclosed in the SEC Reports and pursuant to Section 4.6, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.
(ae)Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any abitrator involving the

Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened in writing.
(af)ERISA. No ERISA Event has occurred in the five (5) year period prior to the Closing Date or is reasonably expected to occur that, when taken together with all other such ERISA Events for which material liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in each case, in an amount that would reasonably be expected to have a Material Adverse Effect.
(ag)Employment Matters. The hours worked by and payments made to employees of the Company and its Subsidiaries have been in compliance with applicable Law in all material respects. There are no labor strikes, lockouts or material slowdowns against the Company or any Subsidiary pending or to the Company’s Knowledge threatened.
1.2Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which the Purchaser is or will be a party and performance by the Purchaser of the transactions contemplated hereby and thereby has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which the Purchaser is or will be a party has been or will be duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.
(b)No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement, the other Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) assuming the accuracy of the representations and warranties of the Company in Article III, result in a violation by the Purchaser of any Law (including federal and state securities Laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party.
(c)Understandings or Arrangements. The Purchaser is acquiring the Securities, and upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, as principal for its own account, for investment purposes only, and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities Laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities Law and has no direct or indirect arrangement or understandings with any other

Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities Law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement(s) or otherwise in compliance with applicable federal and state securities Laws).
(d)Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the Closing Date it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
(e)Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, Tax or investment advice. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(f)General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement. The Purchaser also represents that the Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative of the Company) with which the Purchaser had a substantial pre-existing relationship.
(g)Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company, its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
(h)No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.
Article IV
OTHER AGREEMENTS OF THE PARTIES
1.1Transfer Restrictions.
(a)The Securities may only be disposed of in compliance with state and federal securities Laws. In connection with any transfer of Securities, other than pursuant to an effective registration statement or Rule 144, or to the Company or to an Affiliate of the Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b)The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:
[NEITHER] THIS SECURITY [NOR THE SECURITIES FOR WHICH THIS SECURITY IS [EXERCISABLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
(c)The Warrant Shares shall not be required to contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement(s)) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to the requirements of Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions and without the Company being in compliance with the current public information requirements of Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the applicable Warrant Shares, or if such Warrant Shares may be sold under Rule 144 without volume or manner-of-sale restrictions and without the Company being in compliance with the current public information requirements of Rule 144, or if the Purchaser has concurrently confirmed a sale of such Warrant Shares pursuant to the requirements of Rule 144, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following written request by the Purchaser to the Company or the Transfer Agent, together with such other letters of representation as the Company may reasonably request, deliver or cause to be delivered to the Purchaser confirmation that such shares are free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Trading Market with respect to the Common Stock as in effect on the date the Purchaser delivers a written request to the Company or the Transfer Agent to remove the restrictive legends.
(d)The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.
(e)As long as the Purchaser owns any Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing Date pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act, including within the limitation of the exemptions provided by Rule 144, including providing any legal opinions. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
1.2Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
1.3Securities Laws Disclosure; Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or making any other public statement with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release or public statement of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release or public statement of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall provide the other party with written notice at least 2 Business Days in advance of making such public statement or communication.
1.4Indemnification of Purchaser. Subject to the provisions of this Section 4.4 and in addition to the indemnity provided to the Purchaser in Section 4.6(i), the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival periods for such representations or warranties set forth in Section 5.11, or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party (a “Stockholder Claimant”), with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon (i) a material breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents, (ii) any agreements or understandings the Purchaser Party may have with any Stockholder Claimant, (iii) any violations by the Purchaser Party of state or federal securities Laws or (iv) any conduct by the Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ (at the Company’s cost) separate counsel in any such action and participate in the defense thereof; provided, however, that the Company shall only be responsible for the reasonable fees and expenses of one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by such Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided that, if the Purchaser Party is determined by final judgment of a court of competent jurisdiction to be not entitled to indemnification, the Purchaser Party shall promptly reimburse the Company for the funds that were advanced. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to Law.
1.5Reservation and Listing of Securities.
(a)The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, including without limitation the exercise of the Warrants.
(b)If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.
(c)The Company shall, if applicable: (i) in the time and manner required by the Principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation (the “Depository”), including, without limitation, by timely payment of fees to the Depository in connection with such electronic transfer.
(d)So long as the Purchaser holds any securities of the Company contemplated by this Agreement, the Company shall make all filings with the Commission required under the Exchange Act in the time and manner required by the Commission.
1.6Registration Rights.
(a)The Company shall file, within eighteen (18) months of the Closing Date, a registration statement for a shelf registration on Form S-3 (the “Form S-3 Shelf”), or if Company is ineligible to use a Form S-3 Shelf, a registration statement for a shelf registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration Statement (as defined below)), each, a “Shelf” or “Registration Statement”), in each case, covering the resale of any shares of Common Stock issued or issuable upon the exercise of the Warrants (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. The Shelf shall provide for the resale of any shares of Common Stock issued or issuable upon the exercise of the Warrants pursuant to any method or combination of methods legally available to, and requested by, any Warrantholder.
(b)The Company shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but no later than the earlier of (A) March 4, 2026 and (B) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review, or (C) if the day determined under clause (A) or clause (B) falls on a Saturday, Sunday or other day that the Commission is closed for business, the next Business Day immediately following the day determined under clause (A) or clause (B) on which the Commission is open for business. The Company shall maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as all Warrant Shares have been sold, transferred or otherwise disposed of pursuant to a Registration Statement, Rule 144 or another available exemption under the Securities Act.
(c)In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.
(d)If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Warrants outstanding, the Company shall use its reasonable best efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf (a “Subsequent Shelf Registration Statement”) registering the resale of shares of Common Stock issued or issuable upon the exercise of the Warrants from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Warrantholder whose shares of Common Stock issued or issuable upon the exercise of the Warrants are included therein. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form.
(e)If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the

Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit all Warrantholders whose shares of Common Stock issued or issuable upon the exercise of the Warrants are included therein to sell their shares of Common Stock issued or issuable upon the exercise of the Warrants included therein and in compliance with the provisions of the Securities Act until such time as all Warrant Shares have been sold, transferred or otherwise disposed of pursuant to a Registration Statement, Rule 144 or another available exemption under the Securities Act.
(f)The Company shall provide to the Transfer Agent and each Warrantholder prompt written notice of any time that (i) the Commission has issued a stop order with respect to the Registration Statement, (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement in accordance with this Section 4.6, either temporarily or permanently.
(g)In connection with any registration pursuant to this Section 4.6, the Company shall reimburse the Warrantholders for the reasonable documented fees and disbursements of one counsel chosen by the holders of a majority of the Warrants Shares included in such registration.
(h)If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Warrantholders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than twice or an aggregate of ninety (90) days in any twelve (12)-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Warrantholders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to such registration in connection with any sale or offer to sell of securities pursuant to such Registration Statement or prospectus. The Company shall immediately notify the Warrantholders of the expiration of any period during which it exercised its rights under this Section 4.6.
(i)The Company agrees to indemnify and hold harmless each Purchaser Party against all losses, claims, damages, losses, liabilities and reasonable expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or similar document incident to any registration, qualification, compliance or sale effected pursuant to this Section 4.6 or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Purchaser Party for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein.
1.7Covenants. For so long as the Securities remain outstanding, the Company shall:
(a)Financial Statements. Furnish to the Purchaser, as soon as available, but in any event not later than forty five (45) days after the end of each calendar quarter, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year. Notwithstanding the foregoing, the Company shall be deemed to have satisfied its obligations pursuant to this Section 4.7(a) upon timely filing SEC Reports that include financial statements required by this Section 4.7(a).
(b)Notices. Promptly, and in any event within five (5) Business Days, give notice to the Purchaser of:
(i)any event of default or material breach under, or any material modification of or amendment to, any Material Agreement;
(ii)any litigation, investigation, or proceeding that may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority or other Person;
(iii)any Mandatory Redemption Event;

(iv)any of Event of Noncompliance; or
(v)any development or event that has had or would reasonably be expected to have a Material Adverse Effect.
(c)Maintenance of Existence and Property. (a) Preserve, renew, and maintain in full force and effect the Company’s and its Subsidiaries’ respective corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of the Company’s and its Subsidiaries’ respective business, and (c) preserve all of the Company’s and its Subsidiaries’ respective property useful and necessary in their respective business in good working order and condition (ordinary wear and tear and casualty events excepted), except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(d)Compliance. (a) Comply in all material respects with all Laws applicable to the Company and its Subsidiaries and their respective business and its obligations under its Material Agreements and (b) maintain in effect and enforce policies and procedures designed to achieve compliance in all material respects by the Company and its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and applicable Sanctions.
(e)Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the Company’s and its Subsidiaries’ Tax and other material obligations of whatever nature, except (i) where the amount or validity thereof is currently being contested diligently and in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided, as of the Closing Date, to the extent outstanding as of the date of the applicable financial statement, on such financial statement, and will be provided, following the Closing Date, on the financial statements delivered pursuant to Section 4.7(a), or (ii) solely with respect to obligations that do not relate to Taxes, where the amount thereof is not material.
(f)Material Agreements. (a) Perform and observe, and cause its Subsidiaries to perform and observe, all the terms and provisions of each Material Agreement to be performed or observed by the Company and its Subsidiaries, (b) maintain each such Material Agreement in full force and effect and (c) enforce each such Material Agreement in accordance with its terms, except where the failure to do so would not have more than a de minimus impact on the business of the Company or its Subsidiaries.
(g)Maintenance of Insurance. Maintain insurance with respect to the Company and its Subsidiaries’ property and business as required pursuant to the Senior Secured Note as of the Closing Date.
(h) Books and Records; Inspections.
(i)Keep proper books of records and accounts in which full, true, and correct entries in conformity with GAAP and all requirements of Law shall be made of all dealings and transactions and assets in relation to the Company’s and its Subsidiaries’ respective business and activities.
(ii)Permit the Purchaser to visit and inspect any of the Company’s and its Subsidiaries’ properties and examine and make abstracts from any of their respective books and records at any reasonable time and as often as may reasonably be desired, and to discuss their respective business operations, properties, and financial and other condition with their respective officers and employees and their respective independent public accountants, at any reasonable time and as often as may reasonably be desired.
(i)Declaration of Dividends. Not declare any dividends with respect to the Preferred Stock unless paid to the Purchaser immediately in cash. Notwithstanding the foregoing, the Company’s compliance with Section 4 of the Certificate of Designation shall not constitute a breach of this Section 4.7(i).
(j)General Tax Cooperation. Use commercially reasonable efforts to provide the Purchaser with any Tax information reasonably requested by it (including applicable calculations of the Company’s earnings and profits). The Company shall promptly furnish to the Purchaser any information that the Purchaser may require or reasonably request in order to withhold Tax or to file Tax Returns and reports or to furnish Tax information to any of its investors. The Company shall reasonably cooperate with the Purchaser by providing any additional Tax information and/or assisting in the filing of additional Tax forms, as reasonably requested by the Purchaser (including by providing the Purchaser with a properly executed statement that the Company is not a “United States real property holding corporation” within the meaning of Code Section 897(c) pursuant to the rules provided in U.S. Department of Treasury Regulations Section 1.897-2). If the Company intends to deduct or withhold any amount from any payment to the Purchaser pursuant to any applicable Law, the Company shall provide notice to the Purchaser of such intention at least ten (10) days prior to the day such payment is to be made, and the parties shall cooperate in good faith to minimize to the extent permissible under applicable Law the amount of any such deduction or withholding on payments, including by providing any certificates or forms that are reasonably requested to establish an exemption from (or reduction in) any deduction or withholding.
1.8Fiduciary Duties. The Purchaser and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by Law, when the Purchaser or any of its Affiliates takes any action under this Agreement or any of the other Transaction Documents on behalf of the Purchaser in its capacity as owner of the Securities and party to this Agreement and the other Transaction Documents, such Persons shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in the Purchaser’s own interest as owner of the Securities and party to this Agreement and the other Transaction Documents; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement and the other Transaction Documents.
Article V
MISCELLANEOUS
1.1Fees and Expenses. The Company shall pay all reasonable and documented fees and expenses incurred by the Company and the Purchaser in connection with the Transaction Documents (including any Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser, if applicable)), and all state and local transfer, sales, use, stamp, registration or other similar Taxes (but not any Tax based upon income, profits, gross receipts, net proceeds, alternative or add on minimum Taxes) levied in connection with the transactions contemplated by this Agreement or any of the Transaction Documents (including, for the avoidance of doubt, any Tax imposed pursuant to Section 4501(a) of the Code as a result of any action taken pursuant to any of the Transaction Documents) and delivery of any Securities to the Purchaser, the legal fees and expenses of the Purchaser’s counsel, Vinson & Elkins L.L.P., in connection with the negotiation, execution and delivery of the Transaction Documents and the Company’s preparation and filing with the Commission of the Registration Statement (including any amendments thereto) covering the resale of the Warrant Shares, and the fees and expenses of the Purchaser’s securities agent, Kroll Agency Services Limited, in connection with its role as securities agent for the Purchaser’s Securities.
1.2Tax Treatment of Securities. The Company and the Purchaser agree that it is their intention for U.S. federal and applicable state and local income and withholding tax purposes that (i) the Preferred Stock is treated as equity (and not debt) of the Company and (ii) the Warrants are treated as conveying the tax ownership of the Warrant Shares underlying the Warrants. The Company and the Purchaser shall report and file all Tax Returns consistent with the foregoing and shall take no Tax position contrary thereto or inconsistent therewith, unless required to do so by applicable Law or a final determination as defined in Section 1313 of the Code or with the consent of the other party (not to be unreasonably withheld, conditioned or delayed). In the event that such treatment is disputed by any Governmental Authority, the party receiving notice of the dispute shall promptly notify the other party concerning resolution of the dispute.
1.3Investment Unit. The Company and the Purchaser agree that it is their intention for U.S. federal and applicable state and local tax purposes that the consideration paid by the Purchaser for the Securities under this Agreement be allocated such that $4,840,000 be allocated to the Warrants, and $20,160,000 be allocated to the Preferred Stock. The Company and the Purchaser shall report and file all Tax Returns consistent with the foregoing and shall take no Tax position contrary thereto or inconsistent therewith, unless required to do so by applicable Law or a final determination as defined in Section 1313 of the Code or with the consent of the other party (not to be unreasonably withheld, conditioned or delayed). In the event that such treatment is disputed by any Governmental Authority, the party receiving notice of the dispute shall promptly notify the other party concerning resolution of the dispute.
1.4Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
1.5Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and given by hand or private courier service or via email attachment at the e-

mail address set forth on the signature pages attached, and shall be deemed given upon (a) the time of transmission, if such notice or communication is delivered via email or (b) the earlier of receipt thereof and three (3) Business Days following the date of mailing, if delivered by hand or private courier service. The address for such notices and communications shall be as set forth on the signature pages attached hereto or such other address as the Company or Purchaser, as the case may be, shall have designated by notice similarly given.
1.6Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser and, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. Any amendment effected in accordance with this Section 5.6 shall be binding upon Purchaser and any subsequent holder of Securities and the Company.
1.7Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
1.8Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided, that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”
1.9No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4 and Section 4.6(i).
1.10Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts of the State of Delaware and the United States District Court for the District of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, in addition to the obligations of the Company under Section 4.4, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.
1.11Survival. Subject to the applicable statute of limitations, the representations and warranties set forth in Section 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(i), 3.1(u), 3.1(w) and 3.1(bb) shall survive the Closing and the delivery of the Securities indefinitely. All other representations and warranties set forth herein shall survive the Closing and the delivery of the Securities until the date that is twelve (12) months following the Closing Date. Notwithstanding the foregoing, any bona fide claims (a) asserted in good faith with reasonable specificity (to the extent known at such time) and in writing prior to the expiration date of the applicable survival period or (b) that the Purchaser failed to discover prior to the expiration date of the applicable survival period as a result of the fraud or willful misconduct of the Company or the Company’s breach of its obligations hereunder, shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. All of the covenants and other agreements of the parties set forth herein shall survive the Closing and the delivery of the Securities until fully performed or fulfilled.
1.12Execution. This Agreement may be executed in counterparts, each of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
1.13Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
1.14Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).
1.15Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.
1.16Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchaser and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at Law would be adequate.
1.17Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any Law, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
1.18Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
1.19Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
1.20WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH

KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
FLYEXCLUSIVE, INC.        Address for Notice:
flyExclusive, Inc.
2860 Jetport Road
Kinston, North Carolina
28504
Attention: Thomas James Segrave, Jr.
Email: [_____]
By:    /s/ Thomas James Segrave, Jr.
Name:    Thomas James Segrave, Jr.
Title:    Chief Executive Officer and Chairman
With a copy to (which shall not constitute notice):
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Attention: Larry E. Robbins
Email: [_____]
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR THE PURCHASER FOLLOWS]

    [Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
ENTRUST EMERALD (CAYMAN) LP
BY: ENTRUST GLOBAL PARTNERS LLC, AS GENERAL PARTNER

By: /s/ Matthew A. Lux.

Name of Authorized Signatory:     Matthew A. Lux
Title of Authorized Signatory:     Senior Managing Director & General Counsel
Email Address of Authorized Signatory:    mlux@entrustglobal.com
Address for Notice to Purchaser:     EnTrust Global
375 Park Avenue, 24th Floor
New York, New York 10152
    Attention: Sophia Mullen, Peter Iannicelli and Matthew Lux
    Email: [_____]

    c/o Vinson & Elkins LLP
    1114 Avenue of the Americas, 32nd Floor
    New York, New York 10036
    Attn: Stancell Haigwood and Sarah Morgan
    Email: [_____]

    [Signature Page to the Securities Purchase Agreement]

Exhibit A

CERTIFICATE OF DESIGNATION
[See attached.]

    1

Exhibit B

FORM OF WARRANT
[See attached.]

    2

Exhibit C

FORM OF OPINION
[See attached.]